As filed with the Securities and Exchange Commission on June 24, 2021	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MARINE PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	58-2572419
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2801 Buford Highway NE, Suite 300

Atlanta, Georgia 30329

(404) 321-7910

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben M. Palmer

Vice President, Chief Financial Officer and Corporate Secretary

2801 Buford Highway NE, Suite 300

Atlanta, Georgia 30329

(404) 321-7910

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen D. Fox B. Joseph Alley, Jr. Arnall Golden Gregory LLP 171 17th St. NW, Suite 2100 Atlanta, Georgia 30324 (404) 873-8500

Approximate Date of Commencement of Proposed Sale to The Public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Primary Offering:
Common Stock, par value $0.10 per share (1)(2)	--	--		$150,000,000	(3)	$16,365.00	(4)
Secondary Offering:
Common Stock, par value $0.10 per share (1)	6,250,000	$17.65	(5)	$110,312,500	(5)	$12,035.09	(6)
Total Primary and Secondary Offering	--	--		$260,312,500		$28,400.09

(1).	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, reclassifications or similar transactions.
(2).	An indeterminate number of shares of common stock to be offered at indeterminate prices is being registered pursuant to this registration statement with respect to the Primary Offering, with a maximum aggregate offering price not to exceed approximately $150,000,000.
(3).	The proposed maximum aggregate offering price has been estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.
(4).	Pursuant to Rule 457(o), the registration fee is calculated based on the maximum aggregate offering price of all shares of common stock to be sold in the Primary Offering.
(5).	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on an average of the high and low reported sales prices of the Registrant’s common stock, as reported on the New York Stock Exchange on June 18, 2021, of $18.48 and $16.82.
(6).	Calculated in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and neither we nor the selling stockholders are soliciting offers to buy these securities, in any jurisdiction where such offer or sale is not permitted.

Subject to completion, dated June 24, 2021

Prospectus

Marine Products Corporation

$150,000,000

Common Stock

and

6,250,000 Shares of Common Stock Offered by the Selling Stockholders

We may offer and sell from time to time shares of our common stock, $0.10 par value per share. We may offer and sell these shares to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Specific amounts will be provided in supplements to this prospectus. The aggregate initial offering price of all shares sold by us will not exceed $150,000,000.

In addition, the selling stockholders named in this prospectus may from time to time offer and sell up to 6,250,000 shares of our common stock. The selling stockholders may offer and sell these shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of these shares. We will not receive any proceeds from any sale of these shares of common stock by the selling stockholders.

Each time we or the selling stockholders offer and sell securities, to the extent necessary, we will provide a supplement to this prospectus or a free writing prospectus that contains specific information about the offering and plan of distribution. The supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein, before you invest in our securities.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “MPX.” The closing price of our common stock as reported on the NYSE on June 18, 2021 was $18.26 per share.

Investing in our securities involves certain risks. See "Risk Factors" beginning on page 2 of this prospectus and "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2020, and Quarterly Report on Form 10-Q for the Quarter ended March 31, 2021, which are incorporated by reference herein, as well as in any other subsequently filed annual, quarterly or current reports and any applicable prospectus supplement or free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2021

Table of Contents

Prospectus

i

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration or continuous offering process. Under this shelf registration process, we and any selling stockholders may, from time to time, sell shares of our common stock in one or more offerings.

Each time we or any selling stockholders sell shares of common stock pursuant to the registration statement of which this prospectus forms a part we, such selling stockholders, or parties acting on our behalf, to the extent necessary, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the shares being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or any selling stockholder or to which we have referred you. We have not authorized anyone, including any selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder take any responsibility for, nor can provide any assurance as to the reliability of, any other information that others may give you.

Before purchasing any shares of our common stock, you should carefully read both this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading "Incorporation by Reference." You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information." This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Neither we nor any selling stockholder are making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock to which it relates.

Unless expressly stated or the context otherwise requires, references in this prospectus to “Marine Products,” the “Company,” “we,” “us,” “our” or similar references mean Marine Products Corporation and include our consolidated subsidiaries where the context so requires.

Where You Can Find More Information

We have filed a registration statement on Form S-3 with respect to the securities offered in this prospectus with the SEC in accordance with the Securities Act of 1933, as amended, referred to herein as the Securities Act, and the rules and regulations enacted under its authority. This prospectus, which constitutes a part of the registration statement, does not contain all of the information included in the registration statement and its exhibits and schedules. Statements contained in this prospectus regarding the contents of any document referred to in this prospectus are not necessarily complete, and in each instance, we refer you to the full text of the document that is filed as an exhibit to the registration statement or to a document incorporated by reference herein. Each statement concerning a document that is filed as an exhibit should be read along with the entire document. We also file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet at our web site (www.marineproductscorp.com) or at the SEC’s website (www.sec.gov). The SEC’s website contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that of the SEC or that can be accessed through such websites does not constitute a part of this prospectus. We have included our website address and the SEC’s website address only as inactive textual references and do not intend them to be active links to such websites.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information we file with it, which means we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, referred to herein as the Exchange Act, subsequent to June 24, 2021 and prior to the termination of the offering covered by this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 26, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on April 30, 2021;

•	the information contained in our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2021 and incorporated into Part III of our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2021, January 8, 2021, January 27, 2021 at 7:01 am, February 2, 2021, April 6, 2021, April 28, 2021 at 6:50:50 am, April 29, 2021, and June 17, 2021; and

•	the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020, which updated the description of our common stock contained in our Registration Statement filed under Section 12 of the Exchange Act, and all subsequently filed amendments or reports filed with the SEC for the purpose of updating such description.

Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, a prospectus supplement or in any other document we subsequently file with the SEC that is incorporated by reference herein, modifies or supersedes that statement. If any statement is modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded.

Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part, unless expressly stated otherwise.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and phone number:

Investor Relations Department

Marine Products Corporation

2801 Buford Highway NE, Suite 300

Atlanta, Georgia 30329

(404) 321-7910

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference.

Cautionary Statement Regarding Forward-Looking Statements

Information set forth in this prospectus and the information incorporated by reference into this prospectus may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical facts contained or incorporated by reference in this prospectus may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy, outlook and plans and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the following:

•	Economic Conditions, Availability of Credit and Consumer Confidence Levels Affect Our Sales Because Our Products are Purchased with Discretionary Income;
•	Disruptions of Our Supply Chain Could Have an Adverse Effect on Our Operating and Financial Results;
•	We Rely upon Third-Party Dealer Floor Plan Lenders That Provide Financing to our Network of Independent Dealers;
•	Interest Rates and Fuel Prices Affect Our Sales;
•	Our Dependence on our Network of Independent Boat Dealers may Affect our Operating Results and Sales;
•	Our Financial Condition and Operating Results may be Adversely Affected by Boat Dealer Defaults;
•	Our Sales are Affected by Weather Conditions;
•	We Encounter Intense Competition, Which Affects our Sales and Profits;
•	Because We Rely on Third-party Suppliers, We may be Unable to Obtain Adequate Raw Materials, Engines and Components, Which Could Adversely Affect Sales and Profit Margins;
•	We may be Unable to Identify, Complete or Successfully Integrate Acquisitions;
•	We have Potential Liability for Personal Injury and Property Damage Claims;
•	If We are Unable to Comply with Environmental and Other Regulatory Requirements, our Business may be Exposed to Liability and Fines;
•	Our Success Will Depend on our Key Personnel, and the Loss of any Key Personnel may Affect our Powerboat Sales;
•	Our Ability to Attract and Retain Qualified Employees is Crucial to our Results of Operations and Future Growth; and
•	Our Operations Rely on Digital Systems and Processes that are Subject to Cyber-Attacks or Other Threats that Could Have a Material Adverse Effect on our Business, Consolidated Results of Operations and Consolidated Financial Condition.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained or incorporated by reference into this prospectus primarily on current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the matters described in these forward-looking statements is subject to risks, uncertainties and other factors described above and in the section of this prospectus and any accompanying prospectus supplement titled "Risk Factors" and under a similar heading in documents incorporated by reference into this prospectus. Moreover, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference into this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus speak only as of the date made. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

Summary

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading "Risk Factors" contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part.

About Marine Products Corporation

We are a leading manufacturer of recreational powerboats for sale to a broad range of consumers worldwide. We manufacture fiberglass motorized boats distributed and marketed through our independent dealer network. Our product offerings include Chaparral sterndrive and outboard pleasure boats and Robalo outboard sport fishing boats. We design, manufacture and sell recreational fiberglass powerboats in the sportboat and sport fishing boat markets. We sell our products to a network of 172 domestic and 69 international independent authorized dealers. Our mission is to enhance our customers’ boating experience by providing them with high quality, innovative powerboats.

Our wholly owned subsidiary, Chaparral Boats, Inc., or Chaparral, was founded in 1965 in Ft. Lauderdale, Florida. Chaparral’s first boat was a 15-foot tri-hull design with a retail price of less than $1,000. Over time Chaparral grew by offering exceptional quality and consumer value. In 1976, Chaparral moved to Nashville, Georgia, where a manufacturing facility of a former boat manufacturing company was available for purchase. This provided Chaparral an opportunity to obtain additional manufacturing space and access to a trained workforce. With over 55 years of boatbuilding experience, Chaparral continues to expand the range of its offerings through insightful, innovative product design and quality manufacturing processes in order to reach an increasingly discerning recreational boating market.

We manufacture Chaparral sterndrive pleasure boats including SSi and SSX, and the Chaparral Surf Series. We also manufacture Chaparral outboard pleasure boats which include OSX Luxury Sportboats, the 267 SSX OB, SSi outboard models and SunCoast Sportdecks.

In addition to the outboard models manufactured by Chaparral, we also manufacture Robalo outboard sport fishing boats. Robalo was founded in 1969 and its first boat was a 19-foot center console salt-water fishing boat, among the first of this type of boat to have an “unsinkable” hull. The models manufactured under the Robalo name include center consoles, dual consoles and Cayman Bay Boats.

Corporate Information

The principal offices of Marine Products Corporation are located at 2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329. Our telephone number is (404) 321-7910. Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

We also maintain a website at http://www.marineproductscorp.com. None of the information contained on our website or on websites linked to our website is part of this prospectus.

We were incorporated under the laws of Delaware on August 31, 2000, in connection with a spin-off from RPC, Inc. (NYSE: RES). Effective February 28, 2001, RPC accomplished the spin-off by contributing 100 percent of the issued and outstanding stock of Chaparral to Marine Products Corporation, a newly formed, wholly owned subsidiary of RPC, and then distributing the common stock of Marine Products to RPC stockholders. Our common stock is traded on the NYSE under the symbol “MPX.”

Risk Factors

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any free writing prospectus, and in all of the information included or incorporated by reference in this prospectus, including the matters discussed under "Risk Factors" in our most recent Annual Report on Form 10-K and in our quarterly reports on Form 10-Q filed subsequent to our most recent Annual Report on Form 10-K. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. The risks and uncertainties described or incorporated by reference in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. The risks discussed or incorporated by reference in this prospectus also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the common stock by us. Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our common stock by us offered by this prospectus for general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any common stock. We will not receive any of the proceeds from the sale of our securities by selling stockholders. LOR, Inc. has agreed to pay all of our expenses in excess of $200,000 incurred by us in connection with registering the selling stockholders’ shares of common stock for resale on Form S-3 and facilitating the first underwritten takedown by them hereunder. The selling stockholders will pay all underwriting discounts and commissions in connection with their sales of shares hereunder and all other expenses incurred directly by them.

Description of Capital Stock

INTRODUCTION

The following summary description of Marine Products' capital stock is qualified by reference to the provisions of its certificate of incorporation and bylaws. The authorized capital stock of Marine Products consists of 74 million shares of Marine Products common stock, par value $.10 per share, and 1 million shares of preferred stock, par value $.10 per share.

COMMON STOCK

Subject to the rights of stockholders of Marine Products preferred stock, the stockholders of Marine Products common stock:

•	are entitled to dividends if they are declared by our board of directors out of funds legally available therefor;
•	are entitled to one vote per share on all matters brought before them (voting is noncumulative in the election of directors);
•	have no preemptive or conversion rights;
•	are not subject to, or entitled to the benefits of, any redemption or sinking fund provision; and
•	are entitled upon liquidation to receive the remainder of our assets after the payment of corporate debts and the satisfaction of the liquidation preference of our preferred stock.

PREFERRED STOCK

Marine Products' board of directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it at the time of issuance.  Among the specific matters that our board of directors may determine are the rate of dividends, redemption and conversion prices and terms and amounts payable in the event of liquidation and special voting rights.  Such rights of the board of directors to issue preferred stock may be viewed as having an anti-takeover effect.

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

As a public Delaware corporation, Marine Products is subject to Section 203 of the Delaware General Corporation Law.  In general, Section 203 prevents an “interested stockholder” (defined generally as a person owning 15 percent or more of a corporation's outstanding voting stock) from engaging in a “business combination” with a Delaware corporation for three years following the time such person became an interested stockholder unless:

•	before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or
•	following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS OF MARINE PRODUCTS

General

A number of provisions of the certificate of incorporation and bylaws deal with matters of corporate governance and the rights of stockholders including, among others, provisions for the classification of the board of directors into three classes having terms of three years.  Certain of these provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which certain stockholders may deem to be in their best interest.  These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to stockholders of Marine Products.  These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of the common stock. The board of directors believes that these provisions are appropriate to protect the interests of Marine Products and all of its stockholders.

Meetings of Stockholders

The certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the chairman of the board of directors, the president or a majority of the whole board, unless otherwise required by law.  The bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law.  In addition, the bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a stockholder wishes to propose for consideration at an annual meeting or special meeting of stockholders.

Indemnification and Limitation of Liability

The bylaws provide that directors and officers shall be, and at the discretion of the board of directors, others serving at the request of Marine Products may be, indemnified by Marine Products to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of Marine Products and further requires the advancing of expenses incurred in defending claims.  The bylaws also provide that the right of directors and officers to indemnification shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise.  The certificate contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty.  This provision does not alter a director's liability under the federal securities laws.  In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

Amendment of the Certificate

The certificate of incorporation provides that an amendment relating to the limitation of liability of directors, amending the certificate of incorporation, changing persons eligible to call special meetings, changing provisions regarding effecting action by stockholders by written consent, removing the staggered and classified board or amending the bylaws must first be approved by a majority of the members of the board of directors and thereafter approved by the affirmative vote of 66.7 percent of the outstanding shares of capital stock, voting together as single class.

Amendment of Bylaws

The certificate of incorporation provides that Marine Products' bylaws may be adopted, amended or repealed by the board of directors and any bylaws adopted by the directors may be altered, amended or repealed by the directors or by the stockholders.  Such action by the board of directors requires the affirmative vote of a majority of the whole board of the directors.  Such action by the stockholders requires the affirmative vote of 66.7 percent of the total outstanding shares of capital stock, voting together as a single class.

Selling Stockholders

The table below sets forth information concerning the resale of our common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders. The following table is based on information provided to us by the selling stockholders as of the date of this prospectus:

Name of Selling	Shares Beneficially Owned Prior to this Offering (1)(2)		Maximum Number of Shares Offered	Shares Beneficially Owned After this Offering (Assuming All Shares Offered by the Selling Stockholders are Sold) (4)
Stockholder	Number	%(3)	Hereby(1)	Number	%(3)
LOR, Inc.	20,658,500	60.8%	5,600,000	15,058,500	44.3%
Richard A. Hubbell	1,198,952	3.5%	500,000	698,952	2.1%
Ben M. Palmer	367,072	1.1%	150,000	217,072	0.6%

(1).	Shares shown are beneficially owned by the selling stockholders prior to this offering. All such shares are outstanding as of the date hereof.
(2).	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any common stock over which he, she, or it has voting or investment power, as well as any shares such person has the right to acquire within 60 days. Shares shown include 19,121,676 shares held directly by LOR, Inc. (“LOR”); 1,065,476 shares held by RCTLOR, LLC, a Georgia limited liability company, of which LOR is a managing member; 156,838 shares held by RFA Management Company, LLC, a Georgia limited liability company, of which LOR is the manager; 297,913 shares held by RFT Investment Company LLC, a Georgia limited liability company, of which LOR is the manager; and 16,597 shares beneficially owned by LOR Investment Company LLC, a Georgia limited liability company. LOR Investment Company, LLC is member managed, and LOR holds a majority of all voting interests in LOR Investment Company, LLC. Gary W. Rollins, who serves as Non-Executive Chairman of the Company’s Board of Directors, is an officer and director of LOR, and has a 50% voting interest in it. A group that includes Mr. Rollins and certain of his affiliates possesses in excess of 50% of the Company’s voting power. Not included are an additional 2,290,546 shares which are beneficially owned by Gary W. Rollins but not by LOR, and which are not offered for sale hereby. Prior to this offering, Mr. Rollins beneficially owned a total of approximately 22,949,046 shares, representing approximately 67.5% of our outstanding common stock, based in part on information contained in an amendment to Schedule 13D filed by Mr. Rollins on June 8, 2021, including shares beneficially held by LOR. Following this offering, if all offered shares are sold, Mr. Rollins is expected to beneficially own a total of approximately 17,349,046 shares, representing approximately 51.0% of our outstanding common stock (assuming that no shares offered by the Company have been sold hereunder). If all shares offered by the Company hereunder were sold, assuming an offering price of $18.26 per share, Mr. Rollins would beneficially own 41.1% of our outstanding common stock.
(3).	Percentages are based on 33,993,854 shares of our common stock issued and outstanding as of June 18, 2021.
(4).	Assumes that no shares offered by the Company have been sold hereunder. If all shares offered by the Company hereunder were sold, assuming an offering price of $18.26 per share, LOR would beneficially own 35.7%, Richard A. Hubbell would own 1.7%, and Ben M. Palmer would own 0.5%, of our outstanding common stock.

Amy R. Kreisler, Donald P. Carson, Gary W. Rollins, Timothy C. Rollins and Pamela R. Rollins are each directors of LOR, Inc. and serve as officers and/or directors, trustees or executors of various Rollins family-related entities. Gary W. Rollins is the President of LOR, Inc., and Donald P. Carson is the Secretary and Treasurer of LOR, Inc. Gary W. Rollins is the Non-Executive Chairman of the Board of the Company, and Timothy C. Rollins and Pamela R. Rollins are directors of the Company. Gary W. Rollins is the Non-Executive Chairman of the Board of RPC, Inc., and Amy R. Kreisler and Pamela R. Rollins are directors of RPC, Inc. Gary W. Rollins is the Chairman and Chief Executive Officer of Rollins, Inc., and Pamela R. Rollins and Donald P. Carson are directors of Rollins, Inc. Amy R. Kreisler, Pamela R. Rollins and Timothy C. Rollins are siblings and are the respective nieces and nephew of Gary W. Rollins. Richard A. Hubbell is a director and the President and Chief Executive Officer of the Company and of RPC, Inc. Ben M. Palmer is the Vice President, Chief Financial Officer and Corporate Secretary of the Company and of RPC, Inc. For further information about material relationships among the Company, on the one hand, and the selling stockholders and their affiliates, on the other, see “Certain Relationships and Related Party Transactions” in the Company’s proxy statement on Schedule 14A filed with the SEC on March 15, 2021, and the Company’s other SEC filings that are incorporated herein by reference. LOR, Inc. has agreed to pay all of the Company’s expenses in excess of $200,000 incurred by the Company in connection with registering the selling stockholders’ shares for resale on Form S-3 and facilitating the first underwritten takedown by them hereunder. The selling stockholders will pay all underwriting discounts and commissions in connection with their sales of shares hereunder and all other expenses incurred directly by them.

Plan of Distribution

We or the selling stockholders may sell the shares of common stock described in this prospectus from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the common stock to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or the selling stockholders may distribute common stock from time to time in one or more transactions:

·	at a fixed price or prices, which may be changed;

·	at market prices prevailing at the time of sale;

·	at prices related to such prevailing market prices; or

·	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the common stock, including, to the extent applicable:

·	the name or names of the underwriters, dealers or agents, if any;

·	the name or names of the selling stockholders, if any;

·	the purchase price of the common stock or other consideration therefor, and the proceeds, if any, we will receive from the sale;

·	any over-allotment or other options under which underwriters may purchase additional shares of common stock from us or any selling stockholders;

·	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

·	any public offering price;

·	any discounts or concessions allowed or re-allowed or paid to dealers; and

·	any common stock exchange or market on which the common stock may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the common stock offered by the prospectus supplement. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and compensation received by them on resale of the common stock may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to the conditions contained in any applicable underwriting agreement, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement, other than common stock covered by any over-allotment option. If a dealer is used in the sale of common stock, we, a selling stockholder, or an underwriter will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

We or the selling stockholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship. We or the selling stockholders may sell common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of common stock and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriters, broker-dealers or agents that participate in the sale of the common stock therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares covered by this prospectus may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the common stock, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers may engage in passive market making transactions in the common stock in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

The selling stockholders may sell all or a portion of the shares of common stock described in this prospectus and any accompanying prospectus supplement. The selling stockholders, including their donees, pledgees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge, grant a security interest in, or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus if and when necessary or required.

In addition to the methods described above, the selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, including the New York Stock Exchange, on which the common stock is currently listed;
•	the over-the-counter market;
•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	transactions in which broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

Some of the shares of common stock covered by this prospectus may be sold by selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

We are not aware of any agreement or understanding, directly or indirectly, between any selling stockholder and any person to distribute the shares covered by this prospectus. If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

A selling stockholder that is an entity may elect to make a distribution of the shares of common stock covered by this prospectus to its members, partners or shareholders. In such events, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use this prospectus to resell the shares of common stock acquired in the distribution.

If the selling stockholders use an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering, and except to the extent otherwise set forth in such prospectus supplement, the selling stockholders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the selling stockholders, the number of shares of common stock set forth in such prospectus supplement. Any such underwriter(s) may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter(s) may also propose initially to offer the shares of common stock to the public at a fixed public offering price set forth on the cover page of the applicable prospectus supplement. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by any one or more financial institutions.

If the selling stockholders effect such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any prospectus supplement under Rule 424(b)(3) or other applicable provision under the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Any broker-dealers participating in the distribution of the shares of common stock by the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. Any such broker-dealer will be named as an underwriter in a prospectus supplement or post-effective amendment to the registration statement, of which this prospectus is a part, and any discounts and commissions to be paid to any such broker-dealer will be disclosed therein. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the common stock laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

There can be no assurance that any selling stockholders will sell any or all of the shares of common stock covered by this prospectus.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will not receive any cash proceeds from the sale by the selling stockholders of our shares of common stock pursuant to this prospectus. We may be required to indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with underwriting or other agreements, or the selling stockholders may be entitled to contribution. We, our affiliates and our respective directors, officers, employees, agents and control persons may be indemnified by the selling stockholders against liabilities that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with underwriting or other agreements, or we or they may be entitled to contribution. LOR, Inc. has agreed to pay all of our expenses in excess of $200,000 incurred by us in connection with registering the selling stockholders’ shares of common stock for resale on Form S-3 and facilitating the first underwritten takedown by them hereunder. Each selling stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of shares of common stock pursuant to this prospectus, as well as any other offering expenses incurred by them.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Arnall Golden Gregory LLP, Atlanta, Georgia.

Experts

The audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

Marine Products Corporation

$150,000,000

Common Stock

and

6,250,000 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

____, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of securities being registered hereby. All amounts are estimates:

Amount to be paid
Securities and Exchange Commission Registration Fee	$28,400.09
Printing Expenses	(1)
Accountants’ Fees and Expenses	(1)
Legal Fees and Expenses	(1)
Miscellaneous Expenses	(1)
Total	$(1)

(1).	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement. We will pay all expenses incurred by us in connection with registering, offering and selling shares for our own account hereunder. LOR, Inc. has agreed to pay all of our expenses in excess of $200,000 incurred by us in registering the selling stockholders’ shares of common stock for resale on Form S-3 and facilitating the first underwritten takedown by them hereunder. Each selling stockholder will bear the cost of any underwriting discounts and selling commissions related to their respective offering and sale of shares of common stock pursuant to this registration statement, as well as any other offering expenses incurred by them.

ITEM 15.	Indemnification of Directors and Officers

The Marine Products Corporation Bylaws provide that directors and officers, and any person serving as general counsel, shall be, and at the discretion of the board of directors, others serving at the request of Marine Products Corporation may be, indemnified by Marine Products Corporation to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of Marine Products Corporation and further require the advancing of expenses incurred in defending claims. The indemnification described above shall be made if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful; provided, however, that, except with respect to certain suits in connection with indemnification claims, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors. The Bylaws also provide that the right of directors and officers to indemnification shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders or otherwise. The Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breaches of their fiduciary duty. This provision does not alter a director’s liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

The Delaware General Corporation Law (“DGCL”) currently requires Marine Products Corporation to indemnify a director or officer for all expenses incurred by him or her (including attorney’s fees) when he or she is successful (on the merits or otherwise) in defense of any proceeding brought by reason of the fact that he or she is or was a director or officer of Marine Products Corporation. In addition, with respect to all proceedings other than proceedings by or in the right of the corporation, Delaware law allows Marine Products Corporation to indemnify a director or officer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, even if the director or officer is not successful on the merits, if he or she:

•	acted in good faith;
•	acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and
•	in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, as amended, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise. In addition, certain of our employee benefit plans provide indemnification of directors and other agents against certain claims arising from administration of such plans. Marine Products Corporation also maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of Marine Products Corporation.

The limitation of liability and indemnification provisions described above may discourage lawsuits against directors for breaches of fiduciary duty. These provisions could reduce the likelihood of derivative litigation against directors and officers, even when such an action, if successful, might otherwise benefit us and/or our stockholders. In addition, stockholder investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

Future underwriting agreements may provide that each underwriter severally agrees to indemnify and hold harmless Marine Products Corporation, each of our directors, each of our officers who signs the registration statement, and each person who controls Marine Products Corporation within the meaning of the Securities Act but only with respect to written information relating to such underwriter furnished to Marine Products Corporation by or on behalf of such underwriter specifically for inclusion in the documents referred to in the foregoing indemnity.

ITEM 16.	Exhibits

Exhibit No.	Description

1.1†	Form of Underwriting Agreement

3.1(a)	Certificate of Incorporation of Marine Products Corporation (incorporated herein by reference to Exhibit 3.1 to the Form 10 filed on February 13, 2001).

3.1(b)	Certificate of Amendment of Certificate of Incorporation of Marine Products Corporation executed on June 8, 2005 (incorporated herein by reference to Exhibit 99.1 to the current report on Form 8-K filed on June 9, 2005).

3.2	Amended and Restated Bylaws of Marine Products Corporation (incorporated herein by reference to Exhibit 99 to the Form 8-K filed on February 2, 2021).

4.1	Form of Common Stock Certificate of Marine Products Corporation (incorporated herein by reference to Exhibit 4.1 to the Form 10 filed on February 13, 2001).

5.1*	Opinion of Arnall Golden Gregory LLP as to legality of securities being registered.

23.1*	Consent of Arnall Golden Gregory LLP (included in opinion filed as Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Powers of Attorney (filed herewith and included on the signature page hereto).

†	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein, if applicable.
*	Filed herewith.

ITEM 17.	Undertakings

The undersigned hereby undertakes:

(1).	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i).	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii).	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii).	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2).	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3).	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i).	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii).	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5).	That, for the purpose of determining the liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i).	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii).	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii).	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv).	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6).	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7).	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 24, 2021.

MARINE PRODUCTS CORPORATION

By:	/s/ Richard A. Hubbell
Richard A. Hubbell
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Richard A. Hubbell and Ben M. Palmer, or any one of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

SIGNATURE	TITLE	DATE

/s/ Richard A. Hubbell
Richard A. Hubbell	President, Chief Executive Officer and Director (principal executive officer)	June 24, 2021

/s/ Ben M. Palmer
Ben M. Palmer	Vice President, Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)	June 24, 2021

The Directors of Marine Products Corporation (listed below) have each executed a power of attorney, appointing Richard A. Hubbell and Ben M. Palmer, or either of them, as their attorney-in-fact, empowering each of them to sign this Registration Statement on their behalf:

Gary W. Rollins, Director	Timothy C. Rollins, Director
Susan R. Bell, Director	Pamela R. Rollins, Director
Harry J. Cynkus, Director	Jerry W. Nix, Director
Patrick J. Gunning, Director

/s/ Richard A. Hubbell
Richard A. Hubbell
Director and as Attorney-in-Fact For each Director Named Above

June 24, 2021